Shutterfly Announces Second Quarter 2015 Financial Results

●	Net revenues increase 16% year-over-year to $183.9 million

●	GAAP net loss of $(0.63) per share

●	Adjusted EBITDA of $15.6 million

●	58th consecutive quarter of year-over-year net revenue growth

REDWOOD CITY, Calif. July 29, 2015 -- Shutterfly, Inc. (NASDAQ:SFLY), the leading manufacturer and digital retailer of high-quality personalized products and services offered through a family of lifestyle brands, today announced financial results for the second quarter ended June 30, 2015.

“Second quarter performance was led by double digit organic growth at our flagship Shutterfly brand and strong momentum in our emerging Enterprise business,” said Shutterfly President and CEO Jeffrey Housenbold.  “Our profitability metrics hit record levels for the quarter, giving us confidence that our expected margin improvement is beginning to materialize as we gain leverage from our investments in manufacturing and technology.  For the balance of the year, we are focused on executing on the fourth quarter and our Shutterfly 3.0 vision, which will deliver a world-class memory management service backed by a best-in-class e-commerce solution.”

Second Quarter 2015 Financial Highlights

●	Net revenues totaled $183.9 million, a 16% year-over-year increase.

•	Consumer net revenues totaled $171.3 million, a 14% year-over-year increase.(1)

•	Enterprise net revenues totaled $12.6 million, a 40% year-over-year increase.(1)

●	Second quarter 2015 represents the 58th consecutive quarter of year-over-year net revenue growth.

●	Included in net revenues is a change in accounting estimate related to flash deal deferred revenue breakage of $7.5 million.

•	Excluding this amount, total net revenues totaled $176.4 million, an 11% year-over-
year increase.(1)

•	Excluding this amount, consumer net revenues totaled $163.8 million, a 9% year-over-

year increase.(1)

●	Gross profit margin was 47% of net revenues, compared to 48% in the second quarter of 2014.

•	Consumer gross profit margin was 51% of net revenues, compared to 52% in the second quarter of 2014. (1)

•	Enterprise gross profit margin was 19% of net revenues, compared to 18% in the second quarter of 2014. (1)

●	Operating expenses, excluding $15.3 million of stock-based compensation, totaled $100.3 million, a 13% year-over-year increase.

•	Excluding costs related to the flash deal deferred revenue breakage, total operating expenses excluding stock-based compensation totaled $96.9 million, a 9% year-over-year increase.

●	GAAP net loss was $23.8 million, compared to $27.1 million in the second quarter of 2014.

•	Excluding the effect of the flash deal deferred revenue breakage, GAAP net loss was $27.9 million in the second quarter of 2015.

●	GAAP net loss per diluted share was $0.63, compared to $0.70 in the second quarter of 2014.

●	Non-GAAP net loss per diluted share was $0.56, compared to $0.63 in the second quarter of 2014.

●	Adjusted EBITDA was $15.6 million, compared to $11.7 million in the second quarter of 2014.

●
At June 30, 2015, cash and investments totaled $200.1 million, reflecting more than $117 million in share repurchases and a cash deposit towards an accelerated stock repurchase agreement that will settle in the third quarter.

●	Total capital expenditures totaled $22.6 million compared to $28.1 million in the second quarter of 2014.

●
In the second quarter of 2015, the Company repurchased 0.9 million shares at an average price of $46.09 under its share repurchase program and entered into an accelerated stock repurchase agreement for up to $75 million that will be settled in the third quarter.

(1) Effective in the fourth quarter of 2014, the Company defined two reportable segments based on factors such as how management manages the operations and how the chief operating decision maker views results. The Company’s two reportable segments are Consumer and Enterprise. Refer to the Segment Disclosure table at the back of the release for segment level disclosures.

Second Quarter 2015 Consumer Operating Metrics

●	Transacting customers totaled 3.1 million, a 19% year-over-year increase.

●	Orders totaled 5.0 million, a 21% year-over-year increase.

●
Average order value excluding flash deal deferred revenue breakage was $32.50, a decrease of 10% year-over-year. Average order value without the impact of the flash deal deferred revenue breakage, the GrooveBook acquisition, and Treat, which was closed during the first quarter, was $36.51, a decrease of 1% year-over-year.

Business Outlook

Third Quarter 2015:

•	Net revenues to range from $164.5 million to $167.5 million, a year-over-year increase of 15.8% to 18.0%.

•	GAAP gross profit margin to range from 34.5% to 35.5% of net revenues.

•	Non-GAAP gross profit margin to range from 36.2% to 37.1% of net revenues.

•	GAAP operating loss to range from $57.3 million to $53.5 million.

•	Non-GAAP operating loss to range from $34.2 million to $31.6 million.

•	GAAP effective tax rate to range from 14.0% to 18.0%.

•	GAAP net loss per share to range from $1.47 to $1.32.

•	Weighted average shares of approximately 36.5 million.

•	Adjusted EBITDA to range from ($11.2) million to ($9.6) million.

Full Year 2015:

•	Net revenues to range from $1.040 billion to $1.060 billion, a year-over-year increase of 12.8% to 15.0%.

•	GAAP gross profit margin to range from 50.5% to 51.0% of net revenues.

•	Non-GAAP gross profit margin to range from 51.7% to 52.1% of net revenues.

•	GAAP operating income to range from $4.4 million to $14.7 million.

•	Non-GAAP operating income to range from $98.4 million to $107.4 million.

•	GAAP effective tax rate to range from 15.0% to 25.0%.

•	GAAP net loss per share to range from ($0.32) to ($0.13).

•	Weighted average shares of approximately 37.0 million.

•	Adjusted EBITDA to range from $185.9 million to $193.9 million, or 17.9% to 18.3% of net revenues.

•	Capital expenditures to range from 8.4% to 9.0% of net revenues.

Notes to the Second Quarter 2015 Financial Results and Business Outlook
Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before interest, taxes, depreciation, amortization and stock-based compensation.
Free cash flow is a non-GAAP financial measure that the Company defines as adjusted EBITDA less purchases of property, plant, and equipment and capitalization of software development costs.
Non-GAAP earnings per share is defined as non-GAAP net income (loss), which excludes interest expense related to the Company’s issuance of 0.25% convertible senior notes in May 2013, divided by diluted non-GAAP shares outstanding, which is GAAP diluted weighted average shares outstanding less any shares issuable under the Company’s convertible senior notes.
Consumer segment includes net revenues from stationery and greeting cards, photo books, calendars and photo-based merchandise, photo prints, and the related shipping revenues and rental revenue. Consumer also includes net revenues from advertising and sponsorship programs.
Enterprise segment includes net revenues primarily from variable, four-color direct marketing collateral manufactured and fulfilled for business customers.
Average Order Value (AOV) is defined as total net revenues (excluding Enterprise) divided by total orders.
The foregoing financial guidance replaces any of the Company’s previously issued financial guidance which should no longer be relied upon.

Second Quarter 2015 Conference Call

Management will review the second quarter 2015 financial results and its expectations for the third quarter and full year 2015 on a conference call on Wednesday, July 29, 2015 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).  To listen to the call and view the accompanying slides, please visit http://www.shutterflyinc.com. In the Investor Relations area, click on the link provided for the webcast, or dial 970-315-0490.  The webcast, as well as a podcast, will be archived and available at http://www.shutterflyinc.com.  A replay of the conference call will be available through Tuesday, August 11, 2015. To hear the replay, please dial 855-859-2056 or 404-537-3406, replay passcode 77933588.

Non-GAAP Financial Information
This press release contains non-GAAP financial measures.  Tables are provided at the end of this press release that reconcile the non-GAAP financial measures that the Company uses to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).  These non-GAAP financial measures include non-GAAP gross profit margin, non-GAAP operating income (loss) and operating margin, adjusted EBITDA, free cash flow, and non-GAAP net income (loss) per share. The method the Company uses to produce non-GAAP financial measures is not computed according to GAAP and may differ from methods used by other companies.

To supplement the Company's consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to gross margins, operating income (loss), net income (loss) or net income (loss) per share determined in accordance with GAAP. For more information, please see Shutterfly's SEC Filings, including the most recent Form 10-K and Form 10-Q, which are available on the Securities and Exchange Commission's Web site at www.sec.gov.

Notice Regarding Forward-Looking Statements
This media release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements include statements regarding the Company's growth and financial expectations for the third quarter and full year 2015 set forth under the caption "Business Outlook," and statements about historical results that may suggest trends for our business. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that might contribute to such differences include, among others, economic downturns and the general state of the economy; changes in consumer discretionary spending as a result of the macroeconomic environment; the loss of sales partners for our products; our ability to expand our customer base, increase sales to existing customers and meet production requirements; our ability to successfully integrate acquired businesses and assets; our ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff our operations; the impact of seasonality on our business; our ability to develop innovative, new products and services on a timely and cost-effective basis; consumer acceptance of our products and services; our ability to develop additional adjacent lines of business; unforeseen changes in expense levels; and competition and pricing strategies of our competitors, which could lead to pricing pressure. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the "Risk Factors" section of the Company's most recent Form 10-K and Form 10-Q, and the Company's other filings, which are available on the Securities and Exchange Commission's Web site at www.sec.gov. These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information.

# # #

About Shutterfly, Inc.
Shutterfly, Inc. is the leading manufacturer and digital retailer of high-quality personalized products and services offered through a family of lifestyle brands. Founded in 1999, the Shutterfly, Inc. family of brands includes Shutterfly, where your photos come to life in photo books, cards and gifts; Tiny Prints, premium cards and stationery for all life’s occasions; Wedding Paper Divas, wedding invitations and stationery for every step of the planning process; MyPublisher, one of the pioneers in the photo book industry and creator of easy-to-use photo book-making software; ThisLife, a private, cloud-based solution that makes it easy for consumers to find, share and enjoy their photos and videos, all in one place; GrooveBook, a mobile photo book app subscription service that sends customers a keepsake book of their mobile photos each month; and BorrowLenses, the premier online marketplace for photographic and video equipment rentals. For more information about Shutterfly, Inc. (NASDAQ:SFLY), visit www.shutterflyinc.com.

Contacts Media Relations: Gretchen Sloan, 650-610-5276 gsloan@shutterfly.com	Investor Relations: Christiane Pelz, 650-632-2310 cpelz@shutterfly.com

Shutterfly, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Net revenues	$183,879	$159,148	$343,857	$296,247
Cost of net revenues	96,647	83,335	191,354	159,678
Gross profit	87,232	75,813	152,503	136,569
Operating expenses:
Technology and development	36,502	32,131	73,862	63,614
Sales and marketing	50,446	44,480	94,976	86,613
General and administrative	28,676	25,899	58,281	51,650
Total operating expenses	115,624	102,510	227,119	201,877
Loss from operations	(28,392)	(26,697)	(74,616)	(65,308)
Interest expense	(4,985)	(3,856)	(9,721)	(7,803)
Interest and other income, net	120	54	222	281
Loss before income taxes	(33,257)	(30,499)	(84,115)	(72,830)
Benefit from income taxes	9,480	3,447	15,235	11,564
Net loss	$(23,777)	$(27,052)	$(68,880)	$(61,266)

Net loss per share - basic and diluted	$(0.63)	$(0.70)	$(1.82)	$(1.59)

Weighted-average shares outstanding - basic and diluted	37,537	38,438	37,753	38,470

Stock-based compensation is allocated as follows:
Cost of net revenues	$1,001	$894	$2,193	$1,896
Technology and development	3,309	2,452	5,301	4,876
Sales and marketing	5,654	5,618	11,873	11,246
General and administrative	6,351	5,750	14,708	12,688
	$16,315	$14,714	$34,075	$30,706

Shutterfly, Inc.
Consolidated Balance Sheets
(In thousands, except par value amounts)
(Unaudited)

	June 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$133,554	$380,543
Short-term investments	56,282	64,866
Accounts receivable, net	24,143	31,105
Inventories	10,464	13,016
Deferred tax asset, current portion	32,119	34,645
Prepaid expenses and other current assets	46,303	24,983
Total current assets	302,865	549,158
Long-term investments	10,257	29,928
Property and equipment, net	279,394	241,742
Intangible assets, net	74,116	87,950
Goodwill	408,975	408,975
Deferred tax asset, net of current portion	549	549
Other assets	12,359	13,976
Total assets	$1,088,515	$1,332,278

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,216	$30,086
Accrued liabilities	68,244	135,485
Deferred revenue	25,124	31,415
Total current liabilities	104,584	196,986
Convertible senior notes, net	261,331	255,218
Deferred tax liability	38,980	48,090
Other liabilities	106,341	74,178
Total liabilities	511,236	574,472
Stockholders’ equity:
Common stock, $0.0001 par value; 100,000 shares authorized; 37,215 and 37,906 shares issued and outstanding on June 30, 2015 and December 31, 2014, respectively	4	4
Additional paid-in capital	814,359	838,313
Accumulated other comprehensive income/(loss)	11	(53)
Accumulated deficit	(237,095)	(80,458)
Total stockholders' equity	577,279	757,806
Total liabilities and stockholders' equity	$1,088,515	$1,332,278

Shutterfly, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(68,880)	$(61,266)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	40,881	29,194
Amortization of intangible assets	14,419	17,323
Amortization of debt discount and debt issuance costs	6,728	6,362
Stock-based compensation, net of forfeitures	34,075	30,706
Loss on disposal of property and equipment and rental assets	498	45
Deferred income taxes	(6,623)	(8,375)
Tax benefit from stock-based compensation	13,986	15,461
Excess tax benefits from stock-based compensation	(14,372)	(15,743)
Changes in operating assets and liabilities:
Accounts receivable, net	6,962	6,200
Inventories	2,552	522
Prepaid expenses and other current assets	(21,320)	(15,232)
Other assets	757	(7,131)
Accounts payable	(17,753)	(19,619)
Accrued and other liabilities	(74,829)	(66,121)
Deferred revenue	(6,291)	3,077
Other non-current liabilities	3,650	(594)
Net cash used in operating activities	(85,560)	(85,191)

Cash flows from investing activities:
Purchases of property and equipment	(28,935)	(34,461)
Capitalization of software and website development costs	(9,297)	(9,744)
Purchases of investments	(4,400)	(101,259)
Maturities and sales of investments	32,358	820
Proceeds from sale of property and equipment and rental assets	265	275
Net cash used in investing activities	(10,009)	(144,369)

Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	2,312	1,492
Repurchases of common stock	(87,757)	(46,031)
Prepayment of accelerated share repurchase	(75,000)	—
Excess tax benefits from stock-based compensation	14,372	15,743
Principal payments of capital lease and financing obligations	(5,347)	(877)
Net cash used in financing activities	(151,420)	(29,673)

Net decrease in cash and cash equivalents	(246,989)	(259,233)
Cash and cash equivalents, beginning of period	380,543	499,084
Cash and cash equivalents, end of period	$133,554	$239,851

Supplemental schedule of non-cash activities
Net increase in accrued purchases of property and equipment	$2,242	$4,692
Net increase in accrued capitalized software and website development costs	161	692
Increase in estimated fair market value of buildings under build-to-suit leases	16,414	12,910
Property and equipment acquired under capital leases	21,640	—
Amount due from adjustment of net working capital from acquired business	—	253

Shutterfly, Inc.
Consumer Metrics Disclosure

	Three Months Ended June 30,
	2015	2014
Consumer Metrics
Customers	3,134,346	2,640,739
year-over-year growth	19%

Orders	5,038,421	4,154,806
year-over-year growth	21%

Average order value*	$32.50	$36.14
year-over-year growth	(10)%

* Average order value excludes Enterprise revenue and flash deal breakage revenue.

Shutterfly, Inc.
Segment Disclosure
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Consumer
Net revenues	$171,274	$150,152	$320,062	$280,773
Cost of net revenues	83,387	72,250	164,165	138,658
Gross margin	87,887	77,902	155,897	142,115
Consumer gross margin	51.3%	51.9%	48.7%	50.6%

Enterprise
Net revenues	12,605	8,996	23,795	15,474
Cost of net revenues	10,245	7,368	20,133	13,478
Gross margin	2,360	1,628	3,662	1,996
Enterprise gross margin	18.7%	18.1%	15.4%	12.9%

Corporate (1)
Net revenues	—	—	—	—
Cost of net revenues	3,015	3,717	7,056	7,542
Gross margin	(3,015)	(3,717)	(7,056)	(7,542)

Consolidated
Net revenues	183,879	159,148	343,857	296,247
Cost of net revenues	96,647	83,335	191,354	159,678
Gross margin	$87,232	$75,813	$152,503	$136,569

GAAP gross margin	47.4%	47.6%	44.4%	46.1%

Non-GAAP gross margin	49.1%	50.0%	46.4%	48.6%

(1) Corporate category includes activities that are not directly attributable or allocable to a specific segment. This category consists of stock-based compensation and amortization of intangible assets.

Shutterfly, Inc.
Reconciliation of Forward-Looking Guidance for Non-GAAP Financial Measures to GAAP Measures
(In millions, except per share amounts)

	Forward-Looking Guidance
	GAAP Range of Estimate		Adjustments			Non-GAAP Range of Estimate
	From	To	From	To		From	To

Three Months Ending September 30, 2015

Net revenues	$164.5	$167.5	—	—		$164.5	$167.5
Gross profit margin	34.5%	35.5%	1.7%	1.6%	[a]	36.2%	37.1%
Operating loss	($57.3)	($53.5)	$23.1	$21.9	[b]	($34.2)	($31.6)
Operating margin	(34.8)%	(32.0)%	14.0%	13.1%	[b]	(20.8)%	(18.9)%

Stock-based compensation	$16.5	$15.7	$16.5	$15.7		—	—
Amortization of intangible assets	$6.6	$6.2	$6.6	$6.2		—	—

Adjusted EBITDA*						($11.2)	($9.6)

Diluted loss per share	($1.47)	($1.32)	$0.08	$0.08	[e]	($1.39)	($1.24)
Weighted average diluted shares	36.5	36.5
Effective tax rate	14.0%	18.0%

Twelve Months Ending December 31, 2015

Net revenues	$1,040.0	$1,060.0	—	—		$1,040.0	$1,060.0
Gross profit margin	50.5%	51.0%	1.2%	1.1%	[c]	51.7%	52.1%
Operating income	$4.4	$14.7	$94.0	$92.7	[d]	$98.4	$107.4
Operating margin	0.4%	1.4%	9.1%	8.7%	[d]	9.5%	10.1%
Operating income excluding restructuring	$4.4	$14.7	$13.3	$15.3	[g]	$17.7	$30.0

Stock-based compensation	$67.0	$66.2	$67.0	$66.2		—	—
Amortization of intangible assets	$27.0	$26.5	$27.0	$26.5		—	—

Adjusted EBITDA*						$185.9	$193.9
Adjusted EBITDA* margin						17.9%	18.3%
Adjusted EBITDA* excluding restructuring						$197.9	$207.9	[h]
Adjusted EBITDA* margin excluding restructuring						19.0%	19.6%	[h]

Diluted earnings/(loss) per share	($0.32)	($0.13)	$0.29	$0.33	[f]	($0.03)	$0.20
Weighted average diluted shares	37.0	37.0
Effective tax rate	25.0%	15.0%

Capital expenditures - % of net revenues	8.4%	9.0%

* Adjusted EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation, amortization and stock-based compensation.
[a] Reflects estimated adjustments for stock-based compensation expense of approximately $1.0 million to $0.9 million and amortization of purchased intangible assets of approximately $1.8 million to $1.7 million.

[b] Reflected estimated adjustment for stock-based compensation expense of approximately $16.5 million to $15.7 million, and amortization of purchased intangible assets of approximately $6.6 million to $6.2 million.

[c] Reflects estimated adjustments for stock-based compensation expense of approximately $4.2 million to $4.1 million and amortization of purchased intangible assets of approximately $8.1 million to $7.9 million.

[d] Reflects estimated adjustments for stock-based compensation expense of approximately $67.0 million to $66.2 million and amortization of purchased intangible assets of approximately $27.0 million to $26.5 million.

[e] Reflects estimated adjustments for interest expense of approximately $3.0 million, net of tax.
[f] Reflects estimated adjustments for interest expense of approximately $10.8 million to $12.2 million, net of tax.

[g] Reflects a range of estimated adjustments for the following restructuring events:
	From	To
Platform consolidation	$5.0	$6.0
Facility closure/consolidation and Treat shutdown	5.0	6.0
Depreciation and amortization [1]	1.3	1.3
Proxy-related costs	2.0	2.0
	$13.3	$15.3
[1] Includes accelerated depreciation of capitalized website costs and amortization of intangible assets.
[h] Reflects estimated adjustments for platform consolidation, facility closure and consolidations, Treat shutdown (excluding depreciation and amortization), and proxy-related costs of approximately $12.0 million to $14.0 million.

Shutterfly, Inc.
Reconciliation of GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin
(In thousands)
(Unaudited)

	Three Months Ended						Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Dec. 31,
	2014	2014	2014	2014	2015	2015	2014

GAAP gross profit	$60,756	$75,813	$52,282	$280,009	$65,271	$87,232	$468,860
Stock-based compensation	1,002	894	886	875	1,192	1,001	3,657
Amortization of intangible assets	2,823	2,823	2,822	2,874	2,849	2,015	11,342
Non-GAAP gross profit	$64,581	$79,530	$55,990	$283,758	$69,312	$90,248	$483,859

Non-GAAP gross profit margin	47%	50%	39%	59%	43%	49%	53%

Shutterfly, Inc.
Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin
(In thousands)
(Unaudited)

	Three Months Ended						Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Dec. 31,
	2014	2014	2014	2014	2015	2015	2014

GAAP operating income (loss)	$(38,611)	$(26,697)	$(48,927)	$120,480	$(46,224)	$(28,392)	$6,245
Stock-based compensation	15,992	14,714	13,788	17,268	17,760	16,315	61,762
Amortization of intangible assets	8,583	8,740	8,530	8,014	7,684	6,735	33,867
Non-GAAP operating income (loss)	$(14,036)	$(3,243)	$(26,609)	$145,762	$(20,780)	$(5,342)	$101,874

Non-GAAP operating margin	(10)%	(2)%	(19)%	30%	(13)%	(3)%	11%

Shutterfly, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended						Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Dec. 31,
	2014	2014	2014	2014	2015	2015	2014

GAAP net income (loss)	$(34,214)	$(27,052)	$(46,244)	$99,650	$(45,103)	$(23,777)	$(7,860)
Interest Expense	3,947	3,856	4,381	4,548	4,736	4,985	16,732
Interest and other income, net	(227)	(54)	(102)	(125)	(102)	(120)	(508)
Tax (benefit) provision	(8,117)	(3,447)	(6,962)	16,407	(5,755)	(9,480)	(2,119)
Depreciation and amortization	22,805	23,712	25,415	26,820	27,593	27,707	98,752
Stock-based compensation	15,992	14,714	13,788	17,268	17,760	16,315	61,762
Non-GAAP Adjusted EBITDA	$186	$11,729	$(9,724)	$164,568	$(871)	$15,630	$166,759

Shutterfly, Inc.
Reconciliation of Cash Flow from Operating Activities to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended						Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Dec. 31,
	2014	2014	2014	2014	2015	2015	2014

Net cash provided by (used in) operating activities	$(97,473)	$12,282	$(7,850)	$259,529	$(107,731)	$22,171	$166,488
Interest Expense	3,947	3,856	4,381	4,548	4,736	4,985	16,732
Interest and other income, net	(227)	(54)	(102)	(125)	(102)	(120)	(508)
Tax (benefit) provision	(8,117)	(3,447)	(6,962)	16,407	(5,755)	(9,480)	(2,119)
Changes in operating assets and liabilities	106,531	(7,633)	(2,521)	(100,737)	113,075	(6,803)	(4,360)
Other adjustments	(4,475)	6,725	3,330	(15,054)	(5,094)	4,877	(9,474)
Non-GAAP Adjusted EBITDA	186	11,729	(9,724)	164,568	(871)	15,630	166,759
Less: Purchase of property and equipment	(16,419)	(22,734)	(18,769)	(10,573)	(13,978)	(17,199)	(68,495)
Less: Capitalized technology & development costs	(5,112)	(5,324)	(6,084)	(5,228)	(4,072)	(5,386)	(21,748)

Free cash flow	$(21,345)	$(16,329)	$(34,577)	$148,767	$(18,921)	$(6,955)	$76,516

Shutterfly, Inc.
Reconciliation of Net Income(Loss) per Share to Non-GAAP Net Income(Loss) per Share
(In thousands)
(Unaudited)

	Three Months Ended						Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Dec. 31,
	2014	2014	2014	2014	2015	2015	2014

GAAP net income (loss)	$(34,214)	$(27,052)	$(46,244)	$99,650	$(45,103)	$(23,777)	$(7,860)
Add back interest expense related to:
Amortization of debt discount	2,870	2,911	2,951	2,994	3,035	3,078	11,726
Amortization of debt issuance costs	288	293	297	301	305	310	1,179
0.25% coupon	188	187	187	188	187	188	750
Tax effect	(637)	(438)	(395)	(1,430)	(391)	(731)	(2,900)
Non-GAAP net income (loss)	$(31,505)	$(24,099)	$(43,204)	$101,703	$(41,967)	$(20,932)	$2,895

GAAP basic shares outstanding	38,503	38,438	$38,453	$38,412	$37,968	$37,537	$38,452
Add back:
Dilutive effect of stock options and restricted awards	—	—	—	1,219	—	—	—
GAAP diluted shares outstanding	38,503	38,438	38,453	39,631	37,968	37,537	38,452
Add back:
Dilutive effect of stock options and restricted awards	—	—	—	—	—	—	1,442
Dilutive effect of convertible notes	—	—	—	—	—	—	—
Non-GAAP diluted shares outstanding	38,503	38,438	38,453	39,631	37,968	37,537	39,894

GAAP net income (loss) per share	$(0.89)	$(0.70)	$(1.20)	$2.51	$(1.19)	$(0.63)	$(0.20)
Non-GAAP net income (loss) per share	$(0.82)	$(0.63)	$(1.12)	$2.57	$(1.11)	$(0.56)	$0.07